UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF
1934

Date of report (date of earliest event reported):

December 20, 2004

DREYER’S GRAND ICE CREAM HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50325 (Commission File No.)	02-0623497 (I.R.S. Employer Identification No.)

5929 College Avenue
Oakland, California 94618
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(510) 652-8187

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On December 20, 2004, Dreyer’s Grand Ice Cream Holdings, Inc. (the “Company”) entered into a letter agreement to amend the Bridge Loan Facility dated June 11, 2003 by and between the Company and Nestlé S.A. to increase the Company’s borrowing capacity under the facility from $400,000,000 to $650,000,000. The terms of the Bridge Loan Facility, as amended, are described in the Company’s Form 10-Q Report for the quarterly period ended September 25, 2004, in Part I, Item 1 in Note 7 of Notes to Consolidated Financial Statements, and in Part I, Item 2 under the caption “Financial Conditions – Liquidity and Capital Resources — Nestlé S.A. Credit Facility.” Nestlé S.A. is the ultimate parent of two companies which own approximately 67% of the diluted shares of the Company.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the amendment to the Bridge Loan Facility described in Item 1.01 above.

Item 9.01.   Financial Statements and Exhibits.

(c)	Exhibits.

10.53 Letter Amendment dated December 6, 2004 to Nestlé S.A. – Dreyer’s Grand Ice Cream Holdings, Inc. Bridge loan facility for up to USD 400 million dated June 11, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DREYER’S GRAND ICE CREAM HOLDINGS, INC.
Date: December 22, 2004	By:	/s/ Mark LeHocky
	Name:	Mark LeHocky
	Title:	Vice President, General Counsel and Secretary